Exhibit 23.9

CONSENT OF EXPERT

I, Bernard Peters, BEng (Mining), FAusIMM (201743), employed by OreWin Pty Ltd as Technical Director – Mining, in connection with the Technical Report Summary titled “Kabanga 2023 Mineral Resource Update Technical Report Summary” effective November 30, 2023 (the “Technical Report Summary”) and filed as Exhibit 96.1 to Lifezone Metals Limited’s Registration Statement on Form F-1 (as amended in a post-effective amendment to the Form F-1 dated December 7, 2023) the “Form F-1”) pursuant to Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“Regulation S-K 1300”), consent to:

●	the public filing and use of the Technical Report Summary as an exhibit to the Form F-1;

●	the use of and reference to my name, including my status as “Qualified Person” (as defined in Regulation S- K 1300), in connection with the Form F-1 and the Technical Report Summary; and

●	the use of the Technical Report Summary, to the extent it was prepared by the undersigned and approved by the undersigned, that is incorporated by reference in the Form F-1.

I am responsible for authoring, and this consent pertains to, Sections 1-5, 10, 11.7 and 12-25 of the Technical Report Summary. I certify that I have read the post-effective amendment to the Form F-1 dated December 7, 2023, and that it lists as an Exhibit the Technical Report Summary for which I am responsible.

Dated this 7th day of December, 2023.

/s/ Bernard Peters

Bernard Peters, Technical Director – Mining, OreWin Pty Ltd, BEng (Mining), FAusIMM (201743)